UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 20, 2008
P. H. Glatfelter Company
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, 17401	Pennsylvania
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717 225 4711
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
P. H. Glatfelter Company reported that on June 20, 2008 an Amended Consent Decree for Remedial Design and Remedial Action at Operable Unit 1 (“OU1”) of the Lower Fox River and Green Bay Site (the “Amended Consent Decree”) was lodged with the U.S. District Court for the Eastern District of Wisconsin in the matter captioned United States of America and the State of Wisconsin v. P.H. Glatfelter Company and WTM I Company. The Amended Consent Decree is a modification of the Consent Decree for Remedial Design and Remedial Action at Operable Unit 1 (“OU1”) of the Lower Fox River and Green Bay Site (the “Consent Decree”) entered into in the same matter on September 5, 2003, by the United States and the State of Wisconsin, as plaintiffs, and P.H. Glatfelter Company (“Glatfelter”) and WTM I Company (“WTM I”), as defendants (collectively, the “Settling Defendants”).
The Amended Consent Decree is currently available for public comment; however, a motion to the Court for entry of the Amended Consent Decree has yet been made.
The Amended Consent Decree modifies the Consent Decree primarily in three ways. First, it allows for the implementation of an amended remedy for OU1 of the Lower Fox River and Green Bay Site, as set forth in a Record of Decision Amendment, signed in June 2008, issued by the U.S. Environmental Protection Agency and the Wisconsin Department of Natural Resources. The modification to the remedy, as set forth in the Amended Record of Decision, provides for the additional flexibility to substitute engineered capping and covering for dredging of contaminated sediments in OU1. The use of such alternative remedies is substantially consistent with the “Revised Final Plan” discussed in Glatfelter’s Form 10-Q for the quarterly period ended March 31, 2008.
Second, the Amended Consent Decree provides that the Settling Defendants will complete the implementation of the remedy set forth in the Amended Record of Decision, without limitation as to cost. The original Consent Decree allowed the Settling Defendants to stop work if they ever exhausted an escrow account established for the purpose, but in that event the governments would have been free to seek completion of the work through further litigation or other enforcement actions. Under the Amended Consent Decree, the Settling Defendants are obligated to complete the amended remedy, but are shielded from most further enforcement actions concerning OU1 so long as they perform.
Third, the Amended Consent Decree requires the Settling Defendants to post additional financial assurance for performance of the work in the amount of $9.5 million each. Glatfelter is required to place $3 million into escrow no later than July 15, 2008 and to secure payment of the remaining $6.5 million with a letter of credit by January 15, 2009.
This description is qualified in its entirety by reference to the Amended Consent Decree, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company
June 26, 2008	By:	/s/ David C. Elder
		Name:	David C. Elder
		Title:	Corporate Controller

Exhibit Index

Exhibit No.	Description

10.1	Amended Consent Decree for Remedial Design and Remedial Action at Operable Unit 1 of the Lower Fox River and Green Bay Site by and among the United States of America and the State of Wisconsin v. P. H. Glatfelter and WTM I Company (f/k/a Wisconsin Tissue Mills Inc.) -(certain Appendices have been intentionally omitted, copies of which can be obtained free of charge from the Registrant)